EXHIBIT 25A
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM T-1

          STATEMENT OF ELIGIBILITY AND QUALIFICATION
          UNDER THE TRUST INDENTURE ACT OF 1939 OF A
           CORPORATION DESIGNATED TO ACT AS TRUSTEE

                UMB BANK, NATIONAL ASSOCIATION
      (Exact name of trustee as specified in its charter)

                                                     44-0201230
                                                  (I.R.S. Employer
                                                 Identification No.)

1010 Grand Blvd., Kansas City, Missouri.....................64106
(Address of principal executive offices)                  (Zip Code)

                   FARMLAND INDUSTRIES, INC.
      (Exact name of obligor as specified in its charter)

                   KANSAS                                    42-0209330
       (State or other jurisdiction                  (I.R.S. employer
     of incorporation or organization)       identification No.)

          12200 N. Ambassador Drive
            Kansas City, Missouri                                64163
(Address of principal executive offices)                       (Zip Code)

                   DEMAND LOAN CERTIFICATES
                   Dated:  November 20, 1981
              (Title of the indenture securities)

Item 1.General Information

(a)  Name and address of each  examining or  supervising  authority to which the
     Trustee is subject is as follows:

     The  Comptroller  of the Currency  Mid-Western  District 2345 Grand Avenue,
     Suite 700 Kansas City, Missouri 64108

                  Federal Reserve Bank of Kansas City
                  Federal Reserve P.O. Station
                  Kansas City, Missouri 64198

                  Supervising Examiner
                  Federal Deposit Insurance Corporation
                  720 Olive Street, Suite 2909
                  St. Louis, Missouri 63101

(b) The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations  with  obligor and  underwriters.  The  Obligor is not affiliated  with the  Trustee.  No person,  who is not an affiliate of the Obligor, has served as an  underwriter for the Obligor.

Item 3.  Voting securities of the Trustee.

         The following  information as to each class of voting  securities of the Trustee is furnished as December 1999:

                       Column A              Column B
                   Title of               Amount
                    Class                 Outstanding

                    Common                 660,000

     Item 4. Trusteeships  under other indentures.  The Trustee is not a trustee
          under  another  indenture  under  which  any  other   securities,   or
          certificates of interest or participation in other securities,  of the
          Obligor are outstanding.

     Item 5.  Interlocking  directorates  and  similar  relationships  with  the obligor or underwriters.  Neither the Trustee nor any of its directors or officers is a director,  officer, partner, employee,  appointee, or representative of the Obligor.  No person,  who is not an affiliate of the Obligor, has served as an underwriter for the Obligor.

     Item 6.  Voting  securities  of the  trustee  owned by the  obligor  or its officials.

          No voting securities of the Trustee are owned beneficially by the Obligor or its directors and executive officers as of October 11, 2001.

     Item 7. Voting  securities  of the trustee owned by  underwriters  or their officials. Not applicable

     Item 8.  Securities  of the  obligor  owned  or  held  by the  trustee.  No securities  of Obligor are owned  beneficially  or held as  collateral security for  obligations  in default by the Trustee as of October 11,
          2001.

Item 9.  Securities of the underwriters owned or held by the trustee.

              Not applicable

               Item 10.   Ownership   or  holdings  by  the  trustee  of  voting
                    securities of certain  affiliates or security holders of the obligor.

               The Trustee  neither owns  beneficially  nor holds as  collateral security for  obligations  in default any voting  securities of a person who, to the knowledge of the Trustee,  (1) owns 10 percent or more of the voting  securities  of the  Obligor,  or (2) is an affiliate,  other than a  subsidiary  of Obligor,  as October 11,
               2001.

               Item 11.  Ownership or holdings by the trustee of any  securities of a  person  owning  50  percent  or  more  of  the  voting securities of the obligor.

               The Trustee  neither owns  beneficially  nor holds as  collateral security for  obligations  in default any  securities of a person who, to the knowledge of the Trustee,  owns 50 percent or more of the voting shares of the Obligor as of October 11, 2001.

Item 12. Indebtedness of the Obligor to the Trustee.

              None

Item 13. Defaults of the Obligor.

         There has been no default with respect to the securities under this
         Indenture.

Item 14. Affiliations with the Underwriters.
         Not Applicable

Item 15. Foreign Trustee.
                  Not Applicable

Item 16. List of exhibits.

         Listed below are all exhibits filed as a part of this statement of eligibility and qualification.

   Exhibit No.    Exhibit

               1.   Articles of Association of the Trustee, as now in effect.

               2.   Certificate  of  Authority  from  the   Comptroller  of  the
                    Currency  evidencing a change of the corporate  title of the
                    Association. Incorporated by Reference - In the Statement of
                    Eligibility  and  Qualification  of  United  Missouri  Bank,
                    National Association,  as Trustee, Form T-1 #22-21530, Filed
                    on FORM SE dated December 19, 1991.

               3.   Certificate from the Comptroller of the Currency  evidencing authority  to exercise  corporate  trust powers and a letter
                    evidencing   a  change  of  the   corporate   title  of  the
                    Association. Incorporated by Reference - In the Statement of
                    Eligibility  and  Qualification  of  United  Missouri  Bank,
                    National Association,  as Trustee, Form T-1 #22-21530, Filed
                    on FORM SE dated December 19, 1991.

               4.   Bylaws, as amended, of the Trustee.

               5.   N/A

               6.   Consent of the  Trustee  required  by Section 321 (b) of the
                    Act.

               7.   Report of Condition of the Trustee as of June 30, 2001.

                      SIGNATURE

               Pursuant to the  requirements of the Trust Indenture Act of 1939, the Trustee,  UMB Bank,  National  Association,  a national  bank organized  and  existing  under the laws of the United  States of
               America,  has duly caused this  statement  of  eligibility  to be
               signed  on  its  behalf  by  the   undersigned,   thereunto  duly
               authorized,  all in  the  city  of  Kansas  City,  and  State  of
               Missouri, on the 11th day of October, 2001.

                         UMB BANK, NATIONAL ASSOCIATION

                           BY:  ________________________________________
                       Frank C. Bramwell, Senior Vice President

                         T-1  Exhibit 6
                      Consent of Trustee

               Pursuant to Section  321(B) of the Trust  Indenture  Act of 1939,
               UMB Bank, National  Association,  a national bank organized under the laws of the United  States,  hereby  consents that reports of examinations by the  Comptroller of the Currency,  of the Federal
               Deposit  Insurance  Corporation,  and any other  federal,  state, territorial  or district  authorities  may be  furnished  by such authorities  to  the  Securities  and  Exchange  Commission  upon request therefor.

                      UMB BANK, NATIONAL ASSOCIATION

                   By:
                        Frank C. Bramwell, Senior Vice President

Date: October 11, 2001

                    UMB BANK, NATIONAL ASSOCIATION

                   RESTATED ARTICLES OF ASSOCIATION

               FIRST: The title of this Association shall be "UMB Bank, National
               Association" (amended as of October 1, 1994).

               SECOND:  The main  office  shall be in the City of  Kansas  City,
               County of Jackson,  State of  Missouri.  The general  business of this  Association,  and its  operations  of discount and deposit, shall be conducted at its main office.

               THIRD: The Board of Directors of this  Association  shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors  within such minimum and maximum limits to be fixed and  determined  from time to time by resolution of a majority of the full Board of Directors or by  resolution  of the shareholders  at any annual or special  meeting  thereof.  Unless otherwise  provided by the laws of the United States, any vacancy in the Board of Directors  for any reason,  including an increase in the  number  thereof,  may be filled by action of the Board of
               Directors.

               FOURTH:  The regular annual meeting of the  shareholders  for the election of  directors  and the  transaction  of  whatever  other business  which may be brought  before said meeting shall be held at the  main  office,  or at such  other  place  as the  Board of
               Directors  may  designate,  on the  day of  each  year  specified therefor in the By-Laws of the Association, but if no election be held on that day it may be held on any  subsequent  day according to the provisions of law.

               FIFTH: The amount of authorized capital stock of this Association
               shall  be  Sixteen   Million   Five  Hundred   Thousand   Dollars
               ($16,500,000), divided into 660,000 shares of common stock of the par value of  Twenty-Five  Dollars  ($25) each;  but said capital stock  may be  increased  or  decreased  from  time  to  time  in accordance with the provisions of the laws of the United States.

               If the  capital  stock is  increased  by the  sale of  additional shares thereof,  each shareholder  shall be entitled to subscribe for such additional  shares in proportion to the number of shares of said  capital  stock owned by him at the time the  increase is authorized by the shareholders, unless another time subsequent to
               the  date  of  the  shareholders'   meeting  is  specified  in  a
               resolution  adopted by the  shareholders at the time the increase is  authorized.  The Board of  Directors  shall have the power to
               prescribe  a   reasonable   period  of  time  within   which  the
               pre-emptive  rights to  subscribe  to the new  shares of  capital stock must be exercised.

               If the  capital  stock is  increased  by a stock  dividend,  each shareholder  shall be entitled to his proportion of the amount of such increase in accordance  with the number of shares of capital stock owned by him at the time the increase is  authorized by the shareholders,  unless another time  subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

               SIXTH: The Board of Directors shall appoint one of its members to be President  of this  Association.  The Board of  Directors  may appoint one of its members to be Chairman of the Board, who shall perform such duties as the Board of Directors may designate.

               The Board of  Directors  shall have the power to  appoint  one or more Vice  Presidents  and to  appoint a Cashier  and such  other officers  and  employees  as  may be  required  to  transact  the business of the Association.

               The Board of Directors  shall have the power to define the duties of the officers  and  employees  of the  Association;  to fix the salaries to be paid to them;  to dismiss  them;  to require bonds from them and to fix the penalty thereof;  to regulate the manner in which any increase in the capital of the Association  shall be made;  to manage and  administer  the business and affairs of the
               Association;  to make all By-Laws  that it may be lawful for them to make;  and generally to do and perform all acts that it may be legal for the Board of Directors to do and perform.

               The Board of Directors, without the approval of the shareholders, but subject to the approval of the  Comptroller  of the Currency, shall have the power to change the location of the main office of the  Association  to any other place  within the limits of Kansas
               City,  Missouri  and to  establish  or change the location of any
               branch  or  branches  to  any  other  location   permitted  under
               applicable law.

               SEVENTH:  The  corporate  existence  of  this  Association  shall continue  until  terminated  in  accordance  with the laws of the
               United States.

               EIGHTH: The Board of Directors of this Association,  or any three or more shareholders owning, in the aggregate,  not less than ten percentum  (10%)  of the  stock of this  Association,  may call a special  meeting  of  the  shareholders  at any  time;  provided, however, that unless otherwise provided by law, not less than ten
               (10) days prior to the date fixed for any such meeting,  a notice of the time,  place and purpose of the meeting  shall be given by first class mail, postage prepaid,  to all shareholders of record at their  respective  addresses  as shown  upon the  books of the
               Association.

               Subject to the provisions of the laws of the United States, these
               Articles  of  Association  may be amended  at any  meeting of the shareholders,  for which adequate  notice has been given,  by the affirmative vote of the owners of two-thirds of the stock of this
               Association, voting in person or by proxy.

               NINTH: Any person, his heirs, executors,  or administrators,  may be  indemnified or reimbursed by the  Association  for reasonable expenses actually  incurred in connection with any action,  suit, or  proceeding,  civil or criminal,  to which he or they shall be made a party by reason of his  being or having  been a  director, officer, or employee of the Association or any firm, corporation, or organization which he served in any capacity at the request of the Association;  provided,  however,  that no person shall be so indemnified  or  reimbursed  in  relation  to any  matter in such action,  suit,  or  proceeding  as to which he shall  finally  be adjudged to have been guilty of or liable for gross negligence or willful  misconduct  or criminal acts in the  performance  of his duties to the Association;  and, provided further, that no person shall be so  indemnified  or reimbursed in relation to any matter in such  action,  suit,  or  proceeding  which  has been made the subject of a compromise  settlement except with the approval of a court of  competent  jurisdiction,  or the holders of record of a majority of the  outstanding  shares of the  Association,  or the
               Board of  Directors,  acting by vote of directors  not parties to the same or substantially  the same action,  suit, or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement  shall not be exclusive  of other  rights  to which  such  person,  his  heirs, executors, or administrators, may be entitled as a matter of law.

                                                    T-1 Exhibit 2

               Certificate,   dated  January  10th,   1934,  of  the  Office  of
               Comptroller  of the Currency  authorizing  the City National Bank and Trust  Company of Kansas  City to  Commence  the  business of
               Banking.

                         C E R T I F I C A T E

               For and on behalf of UMB Bank, National  Association,  a national banking association organized under the laws of the United States of  America  (formerly  named  The  City National  Bank and Trust
               Company  of Kansas  City and the United  Missouri  Bank of Kansas
               City,  National  Association and United  Missouri Bank,  National
               Association),  the undersigned,  R. William  Bloemker,  Assistant
               Secretary of said  Association,  hereby  certifies  that attached hereto are the following:

   1)  A true and correct copy of the certificate of the
       Comptroller of the Currency, dated December 19,
       1972, evidencing a change in corporate title from
       The City National Bank and Trust Company of Kansas
       City to United Missouri Bank of Kansas City,
       National Association;

   2)  A true and correct copy of the letter of
       authorization from the Comptroller of the Currency,
       dated April 9, 1991, authorizing the Association to
       adopt the name United Missouri Bank, National
       Association; and

   3)  Certified Resolution evidencing recordation of
       change of the name of the Association to UMB Bank,
       National Association.

   Certified under the corporate seal of said Association this 11th day of
   October, 2001.

                                     Assistant Secretary

          Certificate,  dated  December  19,  1972,  of the  Comptroller  of the
     Currency  evidencing  change in corporate title from the City National Bank and Trust  Company of Kansas City to United  Missouri  Bank of Kansas City,
     National Association.

          Letter,  dated April 9, 1991,  from the  Comptroller  of the currency, authorizing  the  Association  to adopt  the  name  United  Missouri  Bank,
     National Association.

                         CERTIFIED RESOLUTION

          I hereby  certify that the following is an excerpt from a letter dated
     October 3, 1994 from the Office of the  Comptroller  of the Currency  (OCC)
     confirming the Bank's change of name:

          The OCC has recorded  that as of October 1, 1994,  the title of United
     Missouri Bank, National Association, Charter No. 13936, was changed to "UMB
     Bank, National Association."

                                          Assistant Secretary

[SEAL]

                                                  T-l    Exhibit 3

                                                C E R T I F I C A T E

          For and on  behalf  of UMB  Bank,  National  Association,  a  national banking  association  under the laws of the United  States of America,  the undersigned, R. William Bloemker,  Assistant Secretary of said Association, hereby  certifies that the attached  document is a true and correct copy of the  certificate  issued by the  Comptroller  of the Currency of the United
     States  evidencing  its  authority to exercise  fiduciary  powers under the statutes of the United States.

          Certified under the corporate seal of said  Association  this 11th day of October, 2001.

                                          Assistant Secretary

          Certificate,  dated  December  31,  1972,  of the  Comptroller  of the
     Currency  evidencing the authority of the Association to exercise fiduciary powers under the statutes of the United States.

                                                T-l     Exhibit No. 4

                        TO WHOM IT MAY CONCERN

    The attached ByLaws are the ByLaws for the UMB Bank, National
Association and are current as of this date.

                                          Assistant Secretary

October 11, 2001

[SEAL]

                    UMB BANK, NATIONAL ASSOCIATION BY-LAWS

                               ARTICLE I

                       Meetings of Shareholders

          Section  1.1 -  Where  Held.  All  meetings  of  shareholders  of this
     Association shall be held at its main banking house in Kansas City, Jackson
     County, Missouri, or at such other place as the Board of Directors may from time to time designate.

          Section 1.2 - Annual Meeting. The annual meeting of shareholders shall be held at 11  o'clock in the  forenoon,  or at such other time as shall be stated in the notice  thereof,  on the third  Wednesday  of January in each year or, if that day be a legal  holiday,  on the next  succeeding  banking day, for the purpose of electing a Board of Directors and transacting  such other business as may properly come before the meeting.

          Section 1.3 - Special Meetings.  Except as otherwise  provided by law, special  meetings of  shareholders  may be called for any  purpose,  at any time,  by the  Board of  Directors  or by any  three  or more  shareholders owning,  in  the  aggregate,  not  less  than  ten  percent  (10%)  of  the outstanding stock in the Association.

          Section 1.4 - Notice of Meetings.  Written notice of the time,  place, and  purpose  of any  meeting  of  shareholders  shall  be  given  to  each shareholder (a) by delivering a copy thereof in person to the  shareholder, or (b) by  depositing a copy thereof in the U.S.  mails,  postage  prepaid, addressed to the  shareholder at his address  appearing on the books of the
     Association,  in either case at least ten (10) days prior to the date fixed for the meeting.

          Section 1.5 - Quorum.  A majority of the  outstanding  capital  stock, represented  in person  or by  proxy,  shall  constitute  a quorum  for the transaction of business at any meeting or  shareholders,  unless  otherwise provided by law. A majority of the votes cast shall decide  every  question or matter  submitted to the  shareholders at any meeting,  unless otherwise provided by law or by the Articles of Association.

          Section  1.6 -  Adjournment.  Any  meeting  of  shareholders  may,  by majority vote of the shares  represented  at such meeting,  in person or by proxy, though less than a quorum, be adjourned from day to day or from time to time, not exceeding,  in the case of elections of directors,  sixty (60)
     days from such  adjournment,  without further notice,  until a quorum shall attend or the business  thereof shall be completed.  At any such  adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 1.7 - Voting.  Each  shareholder  shall be entitled to one (1)
     vote on each share of stock held,  except that in the election of directors each  shareholder  shall  have  the  right  to cast as many  votes,  in the aggregate,  as shall equal the number of shares owned by him, multiplied by the number of directors  to be elected,  and said votes may be cast for one director or distributed among two (2) or more candidates.  Voting may be in person or by proxy,  but no officer or employee of this  Association  shall act as proxy.  Authority  to vote by proxy shall be by written  instrument, dated and filed with the  records of the  meeting,  and shall be valid only for one meeting,  to be specified  therein,  and any  adjournments  of such meeting.

                              ARTICLE II

                               Directors

          Section  2.1 - Number  and  Qualifications.  The  Board  of  Directors
     (hereinafter  sometimes  referred to as the "Board")  shall  consist of not less than five (5) nor more than twenty-five (25)  shareholders,  the exact number, within such limits, to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of  Directors  shall not increase the number of directors to a number which: (a) exceeds by more than two (2) the number of directors last elected by shareholders where such number was fifteen (15) or less; or
     (b) exceeds by more than four (4) the number of  directors  last elected by shareholders  where such number was sixteen (16) or more. No person who has attained  the age of seventy  (70) shall be  eligible  for  election to the
     Board of  Directors  unless such person is actively  engaged in business at the time of his election, but any person not so disqualified at the time of his election as a director  shall be entitled to serve until the end of his term.  All  directors  shall hold  office for one (1) year and until  their successors are elected and qualified.

          Section 2.2 - Advisory  Directors.  The Board of Directors may appoint
     Advisory Directors, chosen from former directors of the Association or such other persons as the Board shall select.  The Advisory Directors shall meet with the Board at all  regular  and  special  meetings of the Board and may participate  in such  meetings but shall have no vote.  They shall  perform such other  advisory  functions  and shall render such services as may from time to time be directed by the Board.

          Section  2.3 - Powers.  The Board  shall  manage  and  administer  the business and affairs of the  Association.  Except as  expressly  limited by law, all corporate powers of the Association  shall be vested in and may be exercised by said Board. It may not delegate  responsibility for its duties to others,  but may assign the  authority  and  responsibility  for various functions to such directors,  committees and officers or other employees as it shall see fit.

          Section 2.4 -  Vacancies.  In case of vacancy  occurring  on the Board through  death,  resignation,  disqualification,  disability  or any  other cause,  such vacancy may be filled at any regular or special meeting of the
     Board by vote of a majority of the surviving or remaining directors then in office.  Any director  elected to fill a vacancy  shall hold office for the unexpired  term of the  director  whose  place  was  vacated  and until the election and qualification of his successor.

               Section 2.5 - Organization Meeting.  Following the annual meeting of  shareholders,  the Corporate  Secretary shall notify the directors elect of their  election and of the time and place of the next regular meeting of the Board, at which the new Board will be organized and the members of the Board will take the oath  required by law,  after which the Board will appoint  committees  and the executive  officers of the
          Association,  and transact  such other  business as may properly  come before  the  meeting;  provided,  however,  that  if the  organization meeting of the Board shall be held  immediately  following  the annual meeting of shareholders, no notice thereof shall be required except an announcement thereof at the meeting of directors.

               Section 2.6 - Regular Meetings. The regular meetings of the Board of Directors shall be held,  without notice except as provided for the organization meeting, on the third Wednesday of each month at the main banking  house in Kansas  City,  Jackson  County,  Missouri.  When any
          regular  meeting of the Board falls upon a holiday,  the meeting shall be held on the next banking day, unless the Board shall designate some other day. A regular  monthly  meeting of the Board may,  by action of the Board at its preceding meeting, be postponed to a later day in the same month.

               Section 2.7 - Special Meetings. Special meetings of the Board may be called by the Corporate  Secretary on direction of the President or of the  Chairman of the Board,  or at the request of three (3) or more directors.  Each  member  of the  Board  shall  be  given  notice,  by telegram, letter, or in person, stating the time, place and purpose of such meeting.

               Section 2.8 - Quorum.  Except when  otherwise  provided by law, a
          majority  of  the  directors   shall   constitute  a  quorum  for  the
          transaction  of  business  at any  meeting,  but a lesser  number  may adjourn any meeting,  from time to time,  and the meeting may be held, as adjourned, without further notice.

               Section  2.9 - Voting.  A majority of the  directors  present and
          voting  at  any  meeting  of  the  Board  shall   decide  each  matter
          considered. A director may not vote by proxy.

               Section 2.10 - Compensation of Directors.  The compensation to be paid the  directors of the  Association  for their  services  shall be determined from time to time by the Board.

                              ARTICLE III
                   Committees Appointed by the Board

               Section 3.1 - Standing  Committees.  The standing  committees  of
          this  Association  shall  be  the  Management   Committee,   Executive
          Committee, the Officers' Salary Committee, the Discount Committee, the
          Bond  Investment  Committee,  the  Trust  Policy  Committee,  the Bank
          Examining Committee and the Trust Auditing  Committee.  The members of the standing  committees  shall be appointed  annually by the Board of
          Directors  at  its  organization   meeting,  or,  on  notice,  at  any
          subsequent  meeting  of the Board,  to serve  until  their  respective successors  shall have been appointed.  The President and the Chairman of the Board shall be, ex officio,  members of all standing committees except the Bank Examining  Committee and the Trust Auditing Committee.
          Each standing  committee  shall keep minutes of its meetings,  showing the action taken on all matters considered.  A report of all action so taken shall be made to the Board,  and a copy of such minutes shall be available for examination by members of the Board.

               Section 3.2 -  Management  Committee.  The  Management  Committee
          shall consist of such executive  officers of the  Association as shall be designated by the Board.  One of the members of the Committee shall be  designated  by the  Board as  Chairman.  The  Committee  may adopt policies (not  inconsistent with policies and delegations of authority prescribed  by these  By-Laws  or by the  Board)  with  respect to the executive  and  administrative  functions of the  Association,  and in general,  it shall coordinate the performance of such functions in and among  the  various  departments  of the  Association,  assisting  and advising  the  executive  officers or  department  heads upon  matters referred to it by such  officers or  department  heads.  The Committee shall make reports and recommendations to the Board upon such policies or other matters as it deems  advisable or as may be referred to it by the  Board,  and shall  have such  other  powers  and duties as may be delegated  or  assigned  to it by the  Board  from  time to time.  The secretary of the  Committee  may be  designated  by the Board,  or, in default  thereof,  by the Committee,  and may but need not be a member thereof.

               Section 3.3 - Executive Committee.  The Executive Committee shall consist of such  executive  officers  of the  Association  as shall be designated by the Board.  One of the members of the Committee shall be designated  by the Board as Chairman.  The  Committee  shall carry out such  responsibilities  and duties as the Management  Committee  shall delegate to it, from time to time.

               Section 3.4 - Officers'  Salary  Committee.  The Officers' Salary
          Committee  shall  consist  of  such  directors  and  officers  of  the
          Association  as may be  designated  by the Board.  It shall  study and consider the  compensation  to be paid to officers of the  Association and shall make  recommendations  to the Board with respect thereto and with  respect to such other  matters as may be  referred  to it by the
          Board.

               Section 3.5 - Discount  Committee.  The Discount  Committee shall consist of such  directors  and officers as shall be designated by the
          Board of  Directors.  It shall have the power to discount and purchase bills,  notes and other  evidences  of debt;  to buy and sell bills of exchange; to examine and approve loans and discounts;  and to exercise authority  regarding loans and discounts held by the  Association.  At each  regular  meeting  of the  Board,  the  Board  shall  approve  or disapprove  the report  filed with it by the  Discount  Committee  and record its  actions  in the  minutes  of its  meeting.  The powers and authority  conferred upon the Discount  Committee by this Section may, with the approval of the Board of Directors,  be assigned or delegated by it, to  officers  of the  Association,  subject to such  limits and controls as the Committee may deem advisable.

               Section  3.6 - Bond  Investment  Committee.  The Bond  Investment
          Committee  shall  consist of such  directors  and officers as shall be designated by the Board of  Directors.  It shall have power to buy and sell bonds, to examine and approve the purchase and sale of bonds, and to exercise authority regarding bonds held by the Association. At each regular  meeting of the Board,  the Board shall  approve or disapprove the report filed with it by the Bond  Investment  Committee and record its action in the minutes of its meeting.

               Section 3.7 - Trust Policy Committee.  The Trust Policy Committee
          shall  consist of such  directors and officers of the  Association  as shall be designated by the Board of Directors.  Such  committee  shall have  and  exercise  such of the  Bank's  fiduciary  powers  as may be assigned to it by the Board, with power to further assign,  subject to its control, the exercise of such powers to other committees, officers and employees.  The action of the Trust Policy Committee shall, at all times, be subject to control by the Board.

               Section  3.8 -  Bank  Examining  Committee.  The  Bank  Examining
          Committee  shall consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the  Association.  It shall make suitable  examinations  at least once during  each  period  of twelve  (12)  months  of the  affairs  of the
          Association  or  cause  a  suitable  audit  to  be  made  by  auditors responsible  only  to the  Board  of  Directors.  The  result  of such examinations  shall be reported  in writing,  to the Board at the next regular meeting  thereafter and shall state whether the Association is in a sound and solvent  condition,  whether adequate internal controls and procedures are being maintained,  and shall recommend to the Board such changes as the Committee shall deem advisable. The Bank Examining
          Committee,  with the approval of the Board of Directors,  may employ a qualified firm of certified public  accountants to make an examination and audit of the  Association.  If such a procedure is  followed,  the annual  examination of directors,  will be deemed sufficient to comply with the requirements of this section of the By-Laws.

               Section  3.9 -  Trust  Auditing  Committee.  The  Trust  Auditing
          Committee  shall consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the  Association.  At least once during each calendar year, and within fifteen  (15)  months  of the last  such  audit,  the  Trust  Auditing
          Committee shall make suitable audits of the Trust Departments or cause suitable audit to be made by auditors responsible only to the Board of
          Directors,  and t such time shall  ascertain  whether the  Departments have been  administered in accordance with law, the Regulations of the
          Comptroller and sound fiduciary practices. As an alternative,  in lieu of such  periodic  audits,  the Board  may elect to adopt an  adequate continuous audit system.

               Section 3.10 - Other Committees. The Board may appoint, from time to time, from its own members or from officers of the Association,  or both,  other  committees  of one or more persons for such purposes and with such powers as the Board may determine.

               Section 3.11 - Compensation of Committee Members. The Board shall determine the  compensation to be paid to each member of any committee
          appointed  by  it  for  services  on  such  committee,   but  no  such
          compensation  shall be paid to any  committee  member who shall at the time be receiving a salary from the Association as an officer thereof.

                              ARTICLE IV

                        Officers and Employees

               Section 4.1 - Chairman of the Board. The Board of Directors shall appoint one of its members (who may, but need not, be President of the
          Association) as Chairman of the Board. He shall preside at all meeting of the Board of Directors and shall have general  executive powers and such  further  powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of  Directors.  He shall be, ex officio, a member of all standing committees except the Bank Examining
          Committee and the Trust Auditing Committee.

               Section 4.2 - President. The Board of Directors shall appoint one of its members to be the President of this Association.  The President shall be the chief executive officer of the Association, except as the
          Board of  Directors  may  otherwise  provide,  and shall  have and may exercise  any and all  other  powers  and  duties  pertaining  to such office.  He shall also have and may exercise  such further  powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of  Directors.  He shall be, ex officio,  a member of all standing  committees except the Bank Examining Committee and the Trust
          Auditing Committee.

               Section 4.3 - Chairman of the Executive  Committee.  The Board of
          Directors may appoint a Chairman of the Executive Committee, who shall have general  executive  powers and shall have and may  exercise  such further powers and duties as from time to time may be conferred  upon, or assigned to, him by the Board of Directors.

               Section  4.4 - Vice  Presidents.  The  Board of  Directors  shall appoint one or more Vice  Presidents.  Each Vice President  shall have such  powers and duties as may be assigned to him by the Board and may be given  such  descriptive  or  functional  titles  as the  Board may designate.

               Section  4.5 - Trust  Officers.  The  Board  of  Directors  shall appoint one or more Trust Officers. Each Trust Officer shall have such powers and duties as may be assigned to him by the Board of  Directors in accordance with the provisions of Article V. The Trust Officers may be given  such  descriptive  or  functional  titles  as the  Board may designate.

               Section 4.6 - Corporate  Secretary.  The Board of Directors shall appoint  a  Corporate  Secretary.  The  Corporate  Secretary  shall be responsible for the minutes book of the Association, in which he shall maintain and preserve the organization papers of the Association,  the
          Articles of Association,  the By-Laws,  minutes of regular and special meetings  of the  shareholders  and of the  Board  of  Directors,  and
          reports  by  officers  and  committees  of  the   Association  to  the
          shareholders  and to the  Board  of  Directors.  He shall  attend  all meetings of the  shareholders  and of the Board of Directors and shall act as the  clerk of such  meetings  and  shall  prepare  and sign the minutes of such meetings.  He shall have custody of the corporate seal of the Association and of the stock transfer books, except as given to the Comptroller's  Department or the Corporate Trust Department to act
          as transfer  agent and registrar of the  Association's  capital stock, and of such other  documents  and  records  as the Board of  Directors shall entrust to him. The Secretary shall give such notice of meetings of the  shareholders  and of the Board of  Directors as is required by law, the Articles of the Association and the By-Laws. In addition,  he shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The Assistant Secretaries shall render the  Corporate  Secretary  such  assistance as he shall require in the performance of his office. During his absence or inability to act, the
          Assistant  Secretaries shall be vested with the powers and perform the duties of the Corporate Secretary.

               Section  4.7 -  Cashier.  The Board of  Directors  may  appoint a
          Cashier.  He shall have such powers and shall  perform  such duties as may be assigned to him by resolution of the Board of Directors.

               Section 4.8 - Comptroller. The Board of Directors shall appoint a
          Comptroller.   The  Comptroller   shall  institute  and  maintain  the
          accounting  policies  and  practices   established  by  the  Board  of
          Directors.  He shall  maintain,  or cause to be  maintained,  adequate
          records  of  all  transactions  of  the   Association.   He  shall  be
          responsible  for the  preparation of reports and returns to taxing and regulatory  authorities,  and at  meetings  of the Board of  Directors shall furnish true and correct  statements of condition and statements of  operations of the  Association  and such further  information  and data, and analyses thereof,  as the Board of Directors may require. He shall  have  custody  of  the  Association's  insurance  policies.  In addition,  the  Comptroller  shall perform such other duties as may be assigned  to him,  from  time to time by the Board of  Directors.  The
          Assistant  Comptroller(s) shall render the Comptroller such assistance as he shall  require  in the  performance  of the duties of his office
          and,   during  his  absence  or  inability   to  act,  the   Assistant
          Comptroller(s),  in the order  designated  by the Board of  Directors, shall  be  vested  with the  powers  and  perform  the  duties  of the
          Comptroller.

               Section 4.9 - Auditor.  The Board of Directors  shall  appoint an
          Auditor of the  Association.  He shall see that adequate audits of the
          Association  are currently and regularly  made and that adequate audit systems and controls are established and maintained.  He shall examine each  department and activity of the  Association and may inquire into transactions  affecting  the  Association  involving  any  officer  or employee thereof.  The Board,  however,  may, in lieu of appointing an
          Auditor,  assign  the  duties  thereof  to the  Auditor  of the parent company of the Association.

               Section 4.10 - Other Officers. The Board of Directors may appoint one or more  Assistant  Vice  Presidents,  one or more Assistan  Trust
          Officers,  one or more  Assistant  Secretaries,  one or more Assistant
          Cashiers,  and such other officers and  Attorneys-In-Fact as from time to time  may  appear  to the  Board of  Directors  to be  required  or desirable to transact the  business of the  Association.  The power to appoint such assistant or the additional  officers may be delegated to the Chairman of the Board or the President, or to such other executive officer  or  officers  as the  Board may  designate,  but the power to appoint any officer of the Audit Department or any Assistant Secretary may not be so delegated. Any officer and Attorney-In-Fact appointed as herein  provided shall exercise such powers and perform such duties as pertain to his office or as may be  conferred  upon or assigned to him by the Board of  Directors of by the officer  authorized  to make such appointment.

               Section  4.11 - Tenure of Office.  The  Chairman of the Board and
          the  President  shall hold office for the current year for which Board of Directors of which they are members was elected,  unless  either of them shall resign,  become disqualified or be removed, and any vacancy occurring  in either of such offices  shall be filled  promptly by the
          Board of Directors.  All other officers of the Association shall serve at the pleasure of the Board of Directors.

               Section 4.12 - Compensation of Officers.  The compensation of the officers of the  Association  shall be fixed and may be altered,  from time to time,  by the Board of  Directors  or, in the case of officers appointed by another  officer,  as  authorized by Section 4.10 of this
          Article,  by the officer or officers making such appointment,  subject to the  supervisory  control of, and in  accordance  with the policies established by, the Board.

               Section 4.13 - Combining Offices. The Board of Directors,  in its
          discretion,  may combine  two or more  offices and direct that they be filled by the same individual, except that (a) the office of Corporate
          Secretary shall not be combined with that of the Chairman of the Board or  of  the  President  and  (b)  the  office  of  Auditor  shall  not be combined with any other office.

               Section 4.14 - Succession.  During the absence of the Chairman of the  Board,  or such  other  officer  designated  as  Chief  Executive
          Officer,  all of the  duties  pertaining  to his  office  under  these
          By-Laws and the resolutions of the Board of Directors  shall,  subject to  the  supervisory  control  of  the  Board,  devolve  upon,  and be performed by, the officers, successively, who are next in the order of authority as  established by the Board of Directors from time to time, or, in the absence of an order of  authority  so  established,  in the order  of  Chairman  of  the  Board,  President  and  Chairman  of the
          Executive Committee as may be applicable in the particular case.

               Section 4.15 - Clerks and Agents.  Any one of the Chairman of the
          Board,  President  or  Chairman  of the  Executive  Committee,  or any
          officer of the Association authorized by them, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the  conditions of their  employment,  and from time to time fix their compensation.

               Section  4.16 -  Requiring  Bond.  The Board of  Directors  shall require such  officers and  employees of the  Association  as it shall designate  to give bond,  of  suitable  amount,  with  security  to be approved  by the  Board,  conditioned  for  the  honest  and  faithful discharge by each such officer or employee of his  respective  duties.
          In the discretion of the Board,  such bonds may be in blanket form and the premiums may be paid by the Association. The amount of such bonds, form of coverage, and the company acting as surety therefor,  shall be reviewed by the Board of Directors each year.

                               ARTICLE V

                    Administration of Trust Powers

               Section 5.1 - Trust Department.  Organization. There shall be one or  more  departments  of the  Association  which  shall  perform  the fiduciary responsibilities of the Association.

               Section 5.2 - Management  of  Department.  The Board of Directors
          shall be  responsible  for the management  and  administration  of the
          Trust Department or Departments, but is may assign or delegate such of its powers and  authority  to the Trust Policy  Committee  and to such other  committees  and  officers  of the  Association  as it may  deem advisable.

               Section 5.3 -  Department  Heads.  The Board of  Directors  shall designate  one of the Trust  Officers as the chief  executive  of each
          Trust Department.  His duties shall be to manage, supervise and direct all activities of such Department,  subject to such supervision as may be vested in the Trust  Policy and other  committees.  He shall do, or cause to be done,  all things  necessary  or proper in carrying on the business of such  Department  in  accordance  with  provisions of law, applicable  regulations  and policies  established by authority of the
          Board. He shall act pursuant to opinions of counsel where such opinion is  deemed  necessary.  He shall be  responsible  for all  assets  and documents  held  by  the  Association  in  connection  with  fiduciary matters,  in such  Department,  except as  otherwise  provided in this
          Article V.

               Section 5.4 - Custody of Securities. The Board of Directors shall designate two or more officers or employees of the Association to have joint custody of the investments of each trust account administered by the Trust Department or Departments.

               Section 5.5 - Trust Department  Files.  There shall be maintained in each  Trust  Department  files  containing  all  fiduciary  records necessary  to  assure  that it  fiduciary  responsibilities  have been properly undertaken and discharged.

               Section  5.6 -  Trust  Investments.  Funds  held  in a  fiduciary
          capacity   shall  be  invested  in  accordance   with  the  instrument
          establishing the fiduciary  relationship and governing law. Where such instrument  does not specify the character and class of investments to be made  and  does not vest in the  Association  a  discretion  in the matter,  funds held pursuant to such  instrument  shall be invested in investments in which  corporate  fiduciaries may invest under the laws of the State of Missouri and the decisions of its courts.

                              ARTICLE VI

                     Stock and Stock Certificates

               Section  6.1 -  Transfers.  Shares  of the  capital  stock of the
          Association   shall  be   transferable   only  on  the  books  of  the
          Association,  and a transfer book shall be kept in which all transfers of stock shall be recorded.

               Section  6.2 - Stock  Certificates.  Certificates  of stock shall bear the signatures of (i) the Chairman of the Board, the President or
          any Vice  President,  and (ii) the Secretary,  Cashier,  any Assistant
          Secretary,  or any other  officer  appointed by the Board of Directors for that purpose;  and the seal of the Association shall be impressed, engraved,  or  printed  thereon.  Such  signatures  may be  manual  or engraved,  printed or otherwise impressed by facsimile process; but if
          both  of  the  required   signatures   are  by  facsimile   then  such
          certificates shall be manually  countersigned by the person or persons thereunto  authorized by the Board of Directors.  Certificates bearing the facsimile signature of an authorized officer may be validly issued even  though the person so named shall have ceased to hold such office at the time of  issuance.  Each  certificate  shall recite on its face that the stock represented thereby is transferable only upon the books of the  Association  upon the surrender of such  certificate  properly endorsed.

               Section 6.3 - Closing  Transfer  Books or Fixing Record Date. The
          Board of Directors shall have power to close the transfer books of the
          Association for a period not exceeding  thirty (30) days preceding the date of any  meeting  of  shareholders,  or the date of payment of any dividend,  or the date of  allotment  of rights,  or the date when any change or  conversion  of  exchange  of shares  shall go into  effect;
          provided,  however,  that in lieu of closing the said transfer  books, the Board of  Directors  may fix, in advance,  a date,  not  exceeding thirty (30) days preceding the date of any such event,  as record date for the  determination of the shareholders  entitled to notice of, and to vote  at,  any  such  meeting  (and any  adjournment  thereof),  or entitled to receive  payment of any such dividend or allotment of such rights,  or  to  exercise  rights  in  respect  of  any  such  change, conversion  or  exchange  of  shares,  and in  such  case,  only  such shareholders  as shall  be  shareholders  of  record  at the  close of business  on the date of closing the  transfer  books or on the record date so fixed  shall be  entitled  to notice of, and to vote at,  such meeting (and any adjournment  thereof),  or to receive payment of such dividend or allotment of such rights,  or to exercise such rights,  as the case may be.

                              ARTICLE VII

                            Corporate Seal

               Section 7.1 - Authority to Affix.  The  President,  the Corporate
          Secretary,  the Cashier,  and any Assistant Secretary or other officer designated  by the Board of Directors,  shall have  authority to affix the corporate seal on any document  requiring such seal, and to attest the same. The seal shall be substantially in the following form:

                             ARTICLE VIII

                       Miscellaneous Provisions

               Section 8.1 - Fiscal  Year.  The fiscal  year of the  Association shall be the calendar year.

               Section  8.2  -  Execution  of   Instruments.   All   agreements,
          indentures,  mortgages, deeds, conveyances,  transfers,  certificates,
          declarations,    receipts,   discharges,   releases,    satisfactions,
          settlements,   petitions,   schedules,  accounts,  affidavits,  bonds,
          undertakings,  proxies  and  other  instruments  or  documents  may be signed,  executed,  acknowledged,  verified,  delivered or accepted on behalf of the Association by the Chairman of the Board, the President,
          any Vice  President,  or the Cashier;  and, if in connection  with the exercise  of  fiduciary  owers  of the  Association,  by  any of  said officers  or by any  authorized  officer  of the Trust  Department  or
          Departments. Any such instruments may also be executed,  acknowledged, verified,  delivered, or accepted on behalf of the Association in such other manner and by such other  officers as the Board of Directors may from  time  to  time  direct.  The  provisions  of  this  Section  are supplementary to any other provisions of these By-Laws.

               Section 8.3 - Banking Hours.  The  Association  shall be open for business  on such days and during such hours as may be  prescribed  by resolution of the Board of  Directors.  Unless and until the Directors shall prescribe other and different banking hours, this  Association's main office shall be open for business  from 9:30 o'clock a.m. to 2:00
          o'clock p.m. of each day,  except Fridays when the hours shall be from
          9:30  o'clock  a.m.  to  6:00  o'clock  p.m.,   and  except  that  the
          Association  shall be closed on Saturdays  and Sundays,  and, with the approval of the Board on days  recognized  by the laws of the State of
          Missouri as public holiday.

                              ARTICLE IX

                                By-Laws

               Section  9.1.  -  Inspection.  A copy of the  By-Laws,  with  all amendments thereto,  shall at all times be kept in a convenient  place at the main office of the Association and shall be open for inspection to all shareholders during banking hours.

               Section 9.2 - Amendments.  The By-Laws may be amended, altered or repealed by vote of a majority of the entire Board of Directors at any meeting of the Board,  provided that ten (10) days' written  notice of the proposed change has been given to each Director.  No amendment may be made  unless  the  By-Laws,  as  amended,  is  consistent  with the requirements  of the laws of the United States and with the provisions of the Articles of the Association. A certified copy of all amendments to the By-Laws shall be forwarded to the  Comptroller  of the Currency immediately after adoption.

10-1-94

                             T-l Exhibit 6
                          Consent of Trustee

               Pursuant to Section  32l(b) of the Trust  Indenture  Act of l939,
          UMB Bank,  National  Association,  a national bank organized under the
          laws  of  the  United   States,   hereby   consents  that  reports  of
          examinations  by the  Comptroller  of  the  Currency,  of the  Federal
          Deposit  Insurance   Corporation,   and  any  other  federal,   state,
          territorial  or  district   authorities   may  be  furnished  by  such
          authorities  to the Securities  and Exchange  Commission  upon request therefor.

                     UMB BANK, NATIONAL ASSOCIATION

                 BY:
                     Frank C. Bramwell, Senior Vice President

Date: October 11, 2001

                                                   T-1  Exhibit 7

               Consolidated Report of Condition for Insured Commercial and State
          - Chartered Savings Banks for June 30, 2001

               All Schedules are to be reported in thousands of dollars.  Unless otherwise  indicated,  report  the amount  outstanding  as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                          Dollar Amounts in Thousands
ASSETS
     1.Cash and balances due from depository institutions (from Schedule RC-A)
           a.Noninterest-bearing balances and currency and coin1                     RCON 0081              528,042
           b.Interest-bearing balances2                                              RCON 0071                2,234
     2.Securities:
           a.Held-to-maturity securities (from Schedule RC-B, column A)              RCON 1754              498,337
           b.Available-for-sale securities (from Schedule RC-B, column D)            RCON 1773            2,126,274
     3.Federal funds sold and securities purchased under agreements to resell        RCON 1350              188,306
     4.Loans and lease financing receivables (from Schedule RC-C):
           a.Loans and leases held for sale                                          RCON 5369                9,257
           b.Loans and leases, net of unearned income                                RCON B528            2,452,256
           c.LESS: Allowance for loan and lease losses                               RCON 3123               27,611
           d.Loans and leases, net of unearned income and allowance (item 4.b minus
             4.c)                                                                    RCON B529            2,424,645
     5.Trading assets (from Schedule RC-D)                                           RCON 3545               74,597
     6.Premises and fixed assets (including capitalized leases)                      RCON 2145              196,897
     7.Other real estate owned (from Schedule RC-M)                                  RCON 2150                6,578
     8.Investments in unconsolidated subsidiaries and associated companies (from
       Schedule RC-M)                                                                RCON 2130                    0
     9.Customers' liability to this bank on acceptances outstanding                  RCON 2155               15,659
    10.Intangible assets:
           a.Goodwill                                                                RCON 3163               41,482
           b.Other intangible assets (from Schedule RC-M)                            RCON 0426                1,500
    11.Other assets (from Schedule RC-F)                                             RCON 2160              140,983
    12.Total assets (sum of items 1 through 11)                                      RCON 2170            6,254,791
LIABILITIES
    13.Deposits:
           a.In domestic offices (sum of totals of columns A and C from Schedule
             RC-E)                                                                   RCON 2200            4,632,442
                 (1)Noninterest-bearing3                                             RCON 6631            1,571,061
                 (2)Interest-bearing                                                 RCON 6636            3,061,381
           b.Not applicable
    14.Federal funds purchased and securities sold under agreements to repurchase    RCON 2800              805,520
    15.Trading liabilities (from Schedule RC-D)                                      RCON 3548                    0
    16.Other borrowed money (includes mortgage indebtedness and obligations under
       capitalized leases) (from Schedule RC-M)                                      RCON 3190              158,265
    17.Not applicable
    18.Bank's liability on acceptances executed and outstanding                      RCON 2920               15,659
    19.Subordinated notes and debentures4                                            RCON 3200                    0
    20.Other liabilities (from Schedule RC-G)                                        RCON 2930               92,383
    21.Total liabilities (sum of items 13 through 20)                                RCON 2948            5,704,269
    22.Minority interest in consolidated subsidiaries                                RCON 3000                    0
EQUITY CAPITAL
    23.Perpetual preferred stock and related surplus                                 RCON 3838                    0
    24.Common stock                                                                  RCON 3230               16,500
    25.Surplus (exclude all surplus related to preferred stock)                      RCON 3839              148,041
    26.    a.Retained earnings                                                       RCON 3632              372,915
           b.Accumulated other comprehensive income5                                 RCON B530               13,066
    27.Other equity capital components6                                              RCON A130                    0
    28.Total equity capital (sum of items 23 through 27)                             RCON 3210              550,522
    29.Total liabilities, minority interest, and equity capital (sum of items 21,
       22, and 28)                                                                   RCON 3300            6,254,791

Memorandum
To be reported with the March Report of Condition.
     1.Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
       bank by independent external auditors as of any date during 2000              RCON 6724                  N/A

1 =  Independent audit of the bank conducted in           4 = Directors' examination of the bank conducted in
     accordance with generally accepted auditing              accordance with generally accepted auditing
     standards by a certified public accounting firm          standards by a certified public accounting firm (may
     which submits a report on the bank                       be required by state chartering authority)
2 =  Independent audit of the bank's parent holding       5 = Directors' examination of the bank performed by
     company conducted in accordance with generally           other external auditors (may be required by state
     accepted auditing standards by a certified public        chartering authority)
     accounting firm which submits a report on the
     consolidated holding company (but not on the bank
     separately)
                                                          6 = Review of the bank's financial statements by
                                                              external auditors
                                                          7 = Compilation of the bank's financial statements by
                                                              external auditors
3 =  Attestation on bank management's assertion on the    8 = Other audit procedures (excluding tax preparation
     effectiveness of the bank's internal control over        work)
     financial reporting by a certified public accounting
     firm
                                                          9 = No external audit work

---------------------------

 1Includes cash items in process of collection and unposted debits.
 2Includes time certificates of deposit not held for trading.
 3Includes total demand deposits and noninterest-bearing time and savings deposits.
 4Includes limited-life preferred stock and related surplus.
 5Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)
  on cash flow hedges, and minimum pension liability adjustments.
 6Includes treasury stock and unearned Employee Stock Ownership Plan shares.